UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       December 17, 2012

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 17, 2012, ARMOUR Residential REIT, Inc. (“ARMOUR”) announced that a monthly cash dividend rate of $0.08 will be payable to holders of ARMOUR common stock for each of the three months in the first quarter of 2013 as set forth below:

Holder of Record Date	Payment Date

January 15, 2013	January 30, 2013
February 15, 2013	February 27, 2013
March 15, 2013	March 27, 2013

On December 17, 2012, ARMOUR confirmed the monthly cash dividend rate that will be payable to holders of ARMOUR Series A Preferred Stock for each of the three months in the first quarter of 2013.

A copy of ARMOUR's press release announcing the common stock dividends and a copy of the press release confirming the Series A Preferred Stock dividends are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing Q1 2013 common stock dividends, dated December 17, 2012

99.2	Press Release confirming Q1 2013 Series A Preferred Stock dividends, dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing Q1 2013 common stock dividends, dated December 17, 2012

99.2	Press Release confirming Q1 2013 Series A Preferred Stock dividends, dated December 17, 2012

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